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                                          August 28, 1996

The Coastal Corporation
Coastal Tower
Nine Greenway Plaza
Houston, Texas 77046-0995

Gentlemen:

  I have acted as counsel to The Coastal Corporation, a Delaware corporation (the "Company"), in connection with the offering by the Company of up to $500 million aggregate public offering price of: (i) unsecured senior debt securities (the "Senior Debt Securities"), (ii) unsecured subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), which may be convertible into shares of Common Stock, par value 33 1/3 cents per share, of the Company (the "Common Stock"), (iii) shares of its Preferred Stock, par value 33 1/3 cents per share (the "Preferred Stock"), which may be convertible into shares of Common Stock or exchangeable for Debt Securities, (iv) shares of its Common Stock and/or
(v) warrants to purchase shares of Common Stock (the "Common Stock Warrants") pursuant to a registration statement on Form S-3 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Debt Securities, the Common Stock, the Preferred Stock and the Common Stock Warrants are referred to as the "Securities" and individually as a "Security."

  The Senior Debt Securities are proposed to be issued under an indenture (the "Senior Indenture") to be executed between the Company and a trustee to be selected by the Company. The Subordinated Debt Securities are proposed to be issued under an indenture (the "Subordinated Indenture") to be executed between the Company and a trustee to be selected by the Company. The Common Stock Warrants are proposed to be issued under a warrant agreement (the "Warrant Agreement") to be executed between the Company and a bank or trust company as Warrant Agent to be selected by the Company. In this connection, I have examined such corporate proceedings of the Company and I have also examined such statutes, corporate records and other instruments and documents which I have deemed it necessary to examine for the purposes of this opinion.

  Based on the foregoing, I am of the opinion that:

  1. The Company has been duly organized and is validly existing under the laws of the State of Delaware.

  2. With respect to shares of Common Stock, when certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors or the Executive Committee of the Board of Directors of the Company (the "Board") upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (b) upon conversion, exchange or exercise of any other Security (including the Common Stock Warrants) in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), the shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

  3. With respect to shares of Preferred Stock, when certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, or
     (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par

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     value of the Preferred Stock), the shares of Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

  4. With respect to the Senior Debt Securities to be issued under the Senior Indenture, when (i) the Senior Indenture has been duly executed by the Company and the Trustee and has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Board has taken all necessary corporate action to approve the issuance and terms of such Senior Debt Securities, the terms of the offering thereof and related matters; and (iii) such Senior Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization, fraudulent transfer or other law relating to or affecting creditors' rights generally and general principles of equity and will be entitled to the benefits of the Senior Indenture and except that the waiver as to usury in the Senior Indenture may be unenforceable.

  5. With respect to the Subordinated Debt Securities to be issued under the Subordinated Indenture, when (i) the Subordinated Indenture has been duly executed by the Company and the Trustee and has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Board has taken all necessary corporate action to approve the issuance and terms of such Subordinated Debt Securities, the terms of the offering thereof and related matters; and (iii) such Subordinated Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Subordinated Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization, fraudulent transfer or other law relating to or affecting creditors' rights generally and general principles of equity and will be entitled to the benefits of the Subordinated Indenture and except that the waiver as to usury in the Subordinated Indenture may be unenforceable.

  6. With respect to the Common Stock Warrants, when (i) the Board has taken all necessary corporate action to approve the issuance of such Common Stock Warrants, the terms of the offering thereof and related matters; and (ii) such Common Stock Warrants have been duly executed, issued and delivered in accordance with the provisions of the Warrant Agreement and in accordance with the applicable definitive purchase, underwriting or similar agreement, if any, approved by the Board and upon payment of any consideration therefor provided for therein, such Common Stock Warrants will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization, fraudulent transfer or other law relating to or affecting creditors' rights generally and general principles of equity and will be entitled to the benefits of the Warrant Agreement.

  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the undersigned under the caption therein entitled "Legal Matters."

                                        Very truly yours,

                                        /s/ Austin M. O'Toole

                                        Austin M. O'Toole